SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BALDOR ELECTRIC COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BALDOR ELECTRIC COMPANY
P. O. Box 2400
5711 R. S. Boreham, Jr. Street
Fort Smith, Arkansas 72902

March 17, 2005

To our Shareholders:

You are cordially invited to attend Baldor’s 2005 Annual Shareholders’ Meeting.

On the following pages you will find the Notice of Meeting, which lists the matters to be conducted at the meeting, and the Proxy Statement. Our Shareholders’ Meeting will include a review of 2004 and a discussion of the opportunities and challenges ahead of us. We believe you will find it interesting.

All shareholders are invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote your proxy as soon as possible. Your vote is important. You can vote electronically over the Internet or by telephone. You may also vote by using a traditional proxy card and mailing it to us in the enclosed postage-paid return envelope. Detailed voting instructions can be found on your proxy card.

We appreciate your confidence in Baldor Electric Company.

Sincerely,

John A. McFarland Chairman

BALDOR ELECTRIC COMPANY

NOTICE OF

2005 ANNUAL MEETING OF SHAREHOLDERS

Date:	Saturday, April 16, 2005

Time:	10:30 a.m., local time

Location:	Fort Smith Convention Center
800 Rogers Avenue
Fort Smith, Arkansas

Items of Business:	1. To elect directors; and

2. To transact such other business as may properly come before the meeting and all adjournments thereof.

Record Date:	Only Baldor shareholders of record as of the close of business on March 2, 2005, are entitled to notice of, and to vote at, the 2005 Annual Shareholders’ Meeting and all adjournments (the “2005 Annual Meeting”).

Annual Report:	Baldor’s 2004 Annual Report to Shareholders (“2004 Annual Report”) for the fiscal year ended January 1, 2005, is available and may be included in the mailing of this Proxy Statement. This 2004 Annual Report is not a part of the proxy soliciting material. To request copies of any Baldor literature, please visit our website or contact us at:

Mail: Baldor Electric Company
	Phone:	479-646-4711	Attn: Shareholder Relations
	Fax:	479-648-5752	P O Box 2400
	Website:	www.baldor.com	Fort Smith AR 72902

Proxy Voting:	Baldor’s shareholders of record can vote by one of the following methods and a proxy may be revoked as described in the following Proxy Statement:

1. By telephone,
2. By Internet, or
3. By mail.

By order of the Board of Directors

Ronald E. Tucker
Secretary

March 17, 2005

BALDOR ELECTRIC COMPANY

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

Date, time, and place of meeting – The enclosed proxy is solicited on behalf of the Board of Directors of Baldor Electric Company (“Baldor”) for use at the 2005 Annual Meeting of its shareholders. The meeting will be held as follows:

Time:	10:30 a.m., local time	Location:	Fort Smith Convention Center
800 Rogers Avenue
Date:	Saturday, April 16, 2005		Fort Smith, Arkansas

Company location and proxy mailing – Baldor’s principal executive offices are located at 5711 R. S. Boreham, Jr. Street, Fort Smith, Arkansas 72901. This Proxy Statement and the accompanying form of proxy are first being sent to our shareholders on or about March 17, 2005.

VOTING

Shareholders entitled to vote – Only the holders of record of Baldor’s common stock, par value $0.10 per share (the “Common Stock”), at the close of business on March 2, 2005, will be entitled to notice of and to vote at the 2005 Annual Meeting. There were 33,183,072 shares of Common Stock outstanding as of the close of business on March 2, 2005. Each share of Common Stock entitles the holder to one vote on each item of business to be presented for shareholder vote at the 2005 Annual Meeting.

Quorum – A majority of the issued and outstanding shares entitled to vote and represented in person or by proxy will constitute a quorum for the transaction of business at the 2005 Annual Meeting. Shares represented by properly executed proxies will be counted for determining whether a quorum exists. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter (a “broker non-vote”), the related shares will only be considered as present and entitled to vote for that particular matter.

Vote required – The affirmative vote of the holders of a majority of the shares constituting a quorum is required for the election of directors as set forth in Proposal 1. Shares represented by proxies that direct that the shares be voted to abstain or to withhold a vote on a matter, and broker non-votes deemed to be present, will have the effect of a vote against that proposal. Shares represented by proxies that are marked to deny discretionary authority on other matters will be treated as shares present and entitled to vote on those matters and will have the same effect as a vote against approval of such proposals.

Voting methods – You may vote your shares by telephone, over the Internet, or by mail as indicated on the attached proxy card. If you vote by telephone or Internet, you do not need to return your proxy card. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Vote at the Annual Meeting – Your choice of voting method will not limit your right to vote at the 2005 Annual Meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Voting by employee-participants – Baldor sponsors The Baldor Electric Company Employees’ Profit Sharing and Savings Plan (“The Profit Sharing and Savings Plan”). One of the ten investment options for employee-participants is the Baldor Stock Fund. Employee-participants individually have the right to direct the trustee of The Profit Sharing and Savings Plan how to vote the shares of Common Stock that are allocated to their individual accounts. Employee-participants may use the telephone, Internet, or mail to direct the trustee on how to vote their shares. Instructions on the various voting methods can be found on the employee-participants direction card. The Profit Sharing and Savings Plan requires that: 1) the shares of Common Stock not yet allocated to the accounts of employee-participants will be voted in proportion to the votes cast by employee-participants, and 2) if the direction card is signed and returned without any direction, the shares of Baldor’s Common Stock will be voted in proportion to the shares in The Profit Sharing and Savings Plan that were voted by employee-participants.

Proxies – The persons named in the proxy are authorized to vote the shares of the shareholders giving the proxy for any nominee except those nominees with respect to whom authority has been withheld. All shares that have been properly voted and not revoked will be voted at the 2005 Annual Meeting in accordance with the instructions received. If the form of proxy is signed and returned without any direction, shares of Baldor’s Common Stock will be voted FOR the election of the Board’s slate of nominees. A shareholder may revoke a properly voted proxy at any time before it is exercised either by attending the meeting and voting in person or by notifying the Secretary of Baldor in writing at the address found on page 1 of this proxy statement under the caption “Company location and proxy mailing”.

Cost of proxy solicitation – Baldor will pay for the cost of the solicitation of proxies. Regular employees of Baldor, without additional compensation, may personally solicit proxies or use mail systems, facsimile, telephone, or other reasonable means to solicit proxies. Brokerage firms, banks, nominees, and others will be requested to forward proxy materials to the beneficial owners of Baldor’s Common Stock held of record by them. Currently, there is no plan to solicit proxies by specially engaged employees or other paid solicitors; however, this may be done if deemed necessary.

PROPOSAL 1 — ELECTION OF DIRECTORS

Baldor’s Restated Articles of Incorporation and Bylaws, as amended, provide for a classified Board of Directors. The Board is divided into three classes. Each class expires at different times. Three members are to be elected to the Board of Directors in 2005. Each member elected in 2005 will serve for a term of three years.

The persons named in the enclosed proxy intend to vote the proxy for the election of the three nominees named below as directors of Baldor. Each nominee listed below will be voted FOR unless the shareholder indicates on the proxy that the vote for any one or more of the nominees should be withheld or contrary directions are indicated.

The Board of Directors has no reason to doubt the availability of the nominees and each has indicated a willingness to serve if elected. If any nominee declines or is unable to serve, the Board of Directors, in its discretion, may either reduce the size of the Board or the proxies will be voted for a substitute nominee designated by the Board of Directors.

Information Regarding the Nominees for Directors

to be Elected in 2005 for Terms Ending in 2008

Jefferson W. Asher, Jr. – Independent Management Consultant, providing assistance to corporations, attorneys, banking institutions, and other creditors, for more than five years; Director of OhCal Foods, Inc. since January 2005; Former Director of California Beach Restaurants, Inc. from 1992 through 2004; Former Director of Zing Wireless, Inc. from 1999 until February 2005.

Richard E. Jaudes – Partner at Thompson Coburn LLP, a law firm that provides legal counsel to Baldor, since 1997.

Robert J. Messey – Senior Vice President and Chief Financial Officer of Arch Coal, Inc. (NYSE), the nation’s second largest coal producer, since 2000; Vice President - Financial Services of Jacobs Engineering Group, Inc. (NYSE), one of the nation’s largest engineering firms, from 1999 through 2000; Former Partner with Ernst & Young LLP.

Information Regarding the Directors Who Are Not Nominees for Election

and Whose Terms Continue Beyond 2005

Merlin J. Augustine, Jr. – Assistant Vice Chancellor for Finance and Administration and Director of Customer Relations at the University of Arkansas in Fayetteville for more than five years; Member of the Board of Arkansas Science and Technology Authority since 2000; Founder and Chief Executive Officer of M&N Augustine Foundation for Human Development, Inc. established in 1992.

R. S. Boreham, Jr. – Visiting Professor for the College of Applied Science and Technology at the University of Arkansas in Fort Smith since January 2005; Non-officer employee of Baldor since January 2005; Baldor’s Chairman of the Board from 1981 through 2004 (retired December 2004); Chief Executive Officer from 1978 through 1992; Director of USA Truck, Inc. (NASDAQ) since 1992.

John A. McFarland – Baldor’s Chairman of the Board since January 2005, Chief Executive Officer since January 2000, President from 1996 through December 2004, Executive Vice President - Sales and Marketing during 1996, and Vice President - Sales from 1991 to 1996.

Robert L. Proost – Financial Consultant and Lawyer; Former Director, Corporate Vice President, Chief Financial Officer, and Director of Administration of A.G. Edwards & Sons, Inc., a securities brokerage and investment banking firm which previously provided investment banking services to Baldor (retired 2001); Former Director, Vice President, and Chief Financial Officer of A.G. Edwards, Inc. (NYSE), and of various subsidiaries (retired 2001).

R. L. Qualls – Independent Business and Financial Consultant, providing assistance to corporations, including Baldor; Baldor’s Vice Chairman of the Board from 1996 through 2000, Chief Executive Officer from 1993 through 1997, and President from 1990 through 1996 (retired 2000); Director of Bank of the Ozarks, Inc. (NASDAQ) since 1997.

Barry K. Rogstad – Former President of the American Business Conference, a coalition of mid-size fast-growing firms, which promotes public policies to encourage growth, job creation, and a higher standard of living for all Americans, for more than five years (retired 2002); Former Partner and Chief Economist with Coopers and Lybrand.

General Information Regarding

Current Directors and Nominees for Election

Name	Year of Birth	Director Since	Current Term Expires
Jefferson W. Asher, Jr.	1924	1973	2005
Merlin J. Augustine, Jr.	1943	2000	2006
R. S. Boreham, Jr.	1924	1961	2007
Richard E. Jaudes	1943	1999	2005
John A. McFarland	1951	1996	2006
Robert J. Messey	1946	1993	2005
Robert L. Proost	1937	1988	2006
R. L. Qualls	1933	1987	2007
Barry K. Rogstad	1940	2001	2007

Information About the Board of Directors

and Committees of the Board

Board of Directors – In addition to its normal responsibilities, the Board of Directors, as a whole, has historically reviewed items relating to corporate governance. In February 2004, the Board of Directors established a Corporate Governance Committee and formal procedures for meetings of Non-Management Directors. The Charters of Baldor’s Audit, Nominating, Corporate Governance, Compensation, and Stock Option Committees, as well as Baldor’s Corporate Governance Guidelines, are available at Baldor’s website at www.baldor.com and the information is also available in print to any shareholder who requests it. During the fiscal year ended January 1, 2005 (“fiscal year 2004”), the Board of Directors held four meetings. Each director attended at least 75% of the board meetings. It is Baldor’s practice that all directors attend the Company’s Annual Shareholders’ Meetings and all directors did attend the meeting held in 2004. Below are the current committee memberships and other information about the committees of the Board of Directors.

Name	Non- Management Directors	Executive Committee	Audit Committee	Stock Option Committee	Nominating Committee	Compensation Committee	Corporate Governance Committee
Jefferson W. Asher, Jr.	*			Chairman	*
Merlin J. Augustine, Jr.	*			*	*
R. S. Boreham, Jr.	~	*
Richard E. Jaudes	*						*
John A. McFarland		Chairman
Robert J. Messey	*		Chairman			*
Robert L. Proost	*		*		Chairman
R. L. Qualls	Presiding Director	*		*		Chairman	Chairman
Barry K. Rogstad	*		*			*	*

Meetings held during fiscal year 2004	4	6	11	4	4	5	3

*	Committee membership

~	As of January 2005

Executive Committee – Between meetings of the Board, the Executive Committee is empowered to act in lieu of the Board of Directors except on those matters for which the Board of Directors has specifically reserved authority to itself or as set forth in Baldor’s Bylaws, as amended. The Executive Committee administers the 1989 Stock Option Plan for Non-Employee Directors (the “1989 Plan”), the 1996 Stock Option Plan for Non-Employee Directors (the “1996 Plan”), and the Stock Option Plan for Non-Employee Directors (the “Director Plan”) that was approved by Baldor’s shareholders in 2001. The Executive Committee is comprised of one director who is an executive officer of Baldor and two non-management directors (one of whom is an independent director).

Audit Committee – The Audit Committee shall perform those duties and responsibilities as set out in the Charter of the Audit Committee. More information regarding the Audit Committee can be found in this proxy statement under the captions “The Audit Committee Report” and “Statement of Audit Committee Member Independence and Financial Expertise”. The Audit Committee is comprised of three independent directors.

Stock Option Committee – The Stock Option Committee shall perform those duties and responsibilities as set out in the Charter of the Stock Option Committee, including the administration of Baldor’s 1987 Incentive Stock Plan (the “1987 Plan”), the 1994 Incentive Stock Plan (the “1994 Plan”), and the 1990 Stock Plan for District Managers (the “1990 Plan”). The Stock Option Committee has the exclusive authority to determine which of the eligible participants are to receive awards and the amount, terms, and conditions of the awards made to each participant with the exception of the Named Executive Officers. The Stock Option Committee is comprised of three independent directors.

Nominating Committee – The Nominating Committee shall perform those duties and responsibilities as set out in the Charter of the Nominating Committee, including searching for and reviewing possible candidates for the Board of Directors, proposing to the Board of Directors a slate of directors for election by the shareholders at each Annual Meeting, and proposing candidates to fill any vacancies on the Board. The Nominating Committee is comprised of three independent directors.

Compensation Committee – The Compensation Committee shall perform those duties and responsibilities as set out in the Charter of the Compensation Committee, including approving the salary and contingent compensation arrangements for the Named Executive Officers. The Compensation Committee, in combination with the Stock Option Committee, approves any stock options granted to the Named Executive Officers. The Compensation Committee is comprised of three independent directors.

Corporate Governance Committee – The Corporate Governance Committee shall perform those duties and responsibilities as set out in the Charter of the Corporate Governance Committee, including corporate governance guidelines and evaluation. The Corporate Governance Committee is comprised of three independent directors.

Director Compensation – Under the terms of the Director Plan, eligible directors received an option grant on April 26, 2004. Each grant included: (1) an option to purchase 3,240 shares of Baldor’s Common Stock having an exercise price of $23.40 (the composite closing price of the Common Stock on that date), and (2) an option to purchase 2,160 shares of Baldor’s Common Stock having an exercise price of $11.70 (50% of the composite closing price of the Common Stock on that date). The annual option grants become exercisable immediately and all options expire ten years after the grant date. Only non-employee directors are compensated for their services on the Board of Directors. A summary of the quarterly fees paid for board and committee service for fiscal year 2004 follows.

	Director	Executive Committee	Audit Committee	Stock Option Committee	Nominating Committee	Compensation Committee	Corporate Governance Committee
Chairman	$0	$0	$4,500	$1,200	$500	$500	$1,200
Member	$4,500	$1,750	$3,500	$1,200	$500	$500	$1,200

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 2, 2005, regarding all persons known to Baldor to be the beneficial owners of more than five percent of Baldor’s Common Stock. The table also includes security ownership for each director of Baldor, each nominee for election as a director, each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and all executive officers and directors as a group.

Name	Amount and Nature of Beneficial Ownership		Percent of Class (1)
The Baldor Electric Company
Employees’ Profit Sharing and Savings Plan P. O. Box 2400 Fort Smith, Arkansas 72902	3,016,395	(2)	9.1%

R. S. Boreham, Jr.	1,508,377	(3)	4.5%

John A. McFarland	373,576	(4)	1.1%

R. L. Qualls	206,107	(5)	*

Gene J. Hagedorn	126,190	(6)	*

Jefferson W. Asher, Jr.	105,959	(7)	*

Robert L. Proost	94,260	(8)	*

Ronald E. Tucker	81,326	(9)	*

Randal G. Waltman	66,087	(10)	*

Robert J. Messey	65,653	(11)	*

Richard E. Jaudes	28,206	(12)	*

Merlin J. Augustine, Jr.	24,265	(13)	*

Barry K. Rogstad	22,600	(14)	*

All executive officers and directors as a group (19 persons)	3,133,888	(15)	9.2%

*	Less than 1%.

(1)	Percentage is calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. The numerator consists of the number of shares of Baldor’s Common Stock owned by each individual (including “options” defined on this page to include shares issuable upon exercise of stock options which are or will be exercisable within 60 days of March 2, 2005). The denominator consists of all issued and outstanding shares of Baldor’s Common Stock plus those shares that are issuable upon the exercise of stock options for that individual or group of individuals.

(2)	Based on correspondence dated March 3, 2005, received from the trustee of The Profit Sharing and Savings Plan, Participants in such Plan have sole voting and shared investment power over 3,016,394 shares and shared voting and shared investment power over 1 share.

(3)	Sole voting and investment power over 1,126,861 shares; shared voting and shared investment power over 211,760 shares; sole voting and shared investment power over 3,190 shares in The Profit Sharing and Savings Plan; includes options to purchase 166,566 shares.

(4)	Sole voting and investment power over 51,762 shares; shared voting and investment power over 84,510 shares; sole voting and shared investment power over 31,304 shares in The Profit Sharing and Savings Plan; includes options to purchase 206,000 shares.

(5)	Sole voting and investment power over 175,145 shares; shared voting and investment power over 9,362 shares; includes options to purchase 21,600 shares.

(6)	Sole voting and investment power over 29,364 shares; shared voting and investment power over 25,405 shares; sole voting and shared investment power over 988 shares in The Profit Sharing and Savings Plan; includes options to purchase 70,433 shares.

(7)	Sole voting and investment power over 73,559 shares; includes options to purchase 32,400 shares.

(8)	Sole voting and investment power over 10,800 shares; shared voting and investment power over 34,860 shares; includes options to purchase 48,600 shares.

(9)	Sole voting and investment power over 3,362 shares; sole voting and shared investment power over 1,865 shares in The Profit Sharing and Savings Plan; includes options to purchase 76,099 shares.

(10)	Sole voting and investment power over 21,048 shares; sole voting and shared investment power over 5,373 shares in The Profit Sharing and Savings Plan; includes options to purchase 39,666 shares.

(11)	Sole voting and investment power over 362 shares; shared voting and investment power over 16,691 shares; includes options to purchase 48,600 shares.

(12)	Sole voting and investment power over 1,206 shares; includes options to purchase 27,000 shares.

(13)	Shared voting and investment power over 5,000 shares; includes options to purchase 19,265 shares.

(14)	Shared voting and investment power over 7,480 shares; includes options to purchase 15,120 shares.

(15)	Sole voting and investment power over 1,545,397 shares; shared voting and investment power over 497,632 shares; sole voting and shared investment power over 77,298 shares in The Profit Sharing and Savings Plan; includes options to purchase 1,013,561 shares.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid during each of Baldor’s last three fiscal years to each of Baldor’s Named Executive Officers.

Summary Compensation Table

					Long Term Compensation			All Other Compensation (2)
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options	LTIP Payouts
		($)	($)	($)	($)	(#)	($)	($)
John A. McFarland Chairman and Chief Executive Officer	2004 2003 2002	320,000 300,000 270,000	351,392 284,122 222,152	0 0 0	0 0 0	26,000 26,000 26,000	0 0 0	13,161 35,135 15,015
R. S. Boreham, Jr. Former Chairman	2004 2003 2002	140,000 150,000 200,000	153,734 142,061 164,557	0 0 0	0 0 0	13,000 13,000 13,000	0 0 0	12,186 139,824 10,885
Ronald E. Tucker President, Chief Financial Officer and Secretary	2004 2003 2002	150,000 120,000 100,000	112,006 75,766 57,595	0 0 0	0 0 0	14,300 14,300 7,800	0 0 0	9,642 15,199 7,177
Gene J. Hagedorn Vice President – Materials	2004 2003 2002	135,000 130,000 125,000	98,829 80,501 69,937	0 0 0	0 0 0	6,500 6,500 6,500	0 0 0	12,111 19,890 11,596
Randal G. Waltman Vice President – Operations	2004 2003 2002	125,000 120,000 115,000	93,338 80,501 69,937	0 0 0	0 0 0	6,500 6,500 6,500	0 0 0	11,664 19,760 11,690

(1)	The amounts in this column are part of Baldor’s “contingent compensation” plan rather than bonus. The “contingent compensation” plan provides that a designated portion of the participant’s salary be paid upon attainment of specific sales and earnings targets.

(2)	The amounts disclosed in this column for fiscal year 2004 include contributions to Baldor’s Profit Sharing and Savings Plan. The amounts disclosed in this column for fiscal years prior to 2004 include: (a) contributions to The Profit Sharing and Savings Plan, a defined contribution plan, and (b) premium payments on a split-dollar life insurance policy. The Profit Sharing and Savings Plan is comprised of two components: Profit Sharing and 401(k) Savings.

(a)	Baldor makes a contribution to the profit sharing plan equal to 12% of pre-tax earnings for participating companies. The profit sharing contribution is allocated among eligible employees in proportion to their total compensation. Baldor makes matching contributions to the savings plan at a rate no greater than 25% of the first 6% of the participating employee’s compensation. Due to the limits on the total amount of Baldor and employee contributions, the above Named Executive Officers did not receive their full allocation amounts to The Profit Sharing and Savings Plan.

(b)	Prior to fiscal year 2004, Baldor maintained a split-dollar life insurance plan for all executive officers. Premium payments on the split-dollar life insurance policies varied according to age and insurance coverage for each executive officer. Prior to July 30, 2002: 1) Baldor made the premium payments on these policies, 2) each executive officer reimbursed Baldor for a portion of the premium that represented the full value attributable to term life coverage, and 3) amounts included as compensation for each Named Executive Officer were calculated using the interest-foregone method which more accurately reflected the benefit received by the participant. Due to requirements of the Sarbanes-Oxley Act of 2002 prohibiting loans to executive officers, the amounts included in this column for fiscal year 2003 for split-dollar life insurance premiums are the entire premiums paid by Baldor and reported as compensation by each executive officer.

The fiscal year 2004 amounts in this column represent Baldor contributions and payments made as follows:

	(a)		(b)
Name	Contributions to the Profit Sharing Plan	Contributions to the 401 (k) Savings	Split-Dollar Life Insurance Premiums	Other
	($)	($)	($)	($)
John A. McFarland	10,086	3,075	0	0
R. S. Boreham, Jr.	10,086	2,100	0	0
Ronald E. Tucker	9,642	0	0	0
Gene J. Hagedorn	10,086	2,025	0	0
Randal G. Waltman	9,951	1,713	0	0

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Market Price on Grant Date	Expiration Date	Grant Date Present Value (1)
	(#)			($/sh)	($/sh)		($)
John A. McFarland	26,000	(2)	10.6%	23.98	23.98	2/8/2014	68,380
R. S. Boreham, Jr.	13,000	(2)	5.3%	23.98	23.98	2/8/2014	34,190
Ronald E. Tucker	14,300	(2)	5.8%	23.98	23.98	2/8/2014	37,609
Gene J. Hagedorn	6,500	(2)	2.7%	23.98	23.98	2/8/2014	17,095
Randal G. Waltman	6,500	(2)	2.7%	23.98	23.98	2/8/2014	17,095

(1)	Baldor used the Black-Scholes option pricing model to determine grant date present value. Calculations are based on a ten-year option term and the following weighted average variables assumptions: expected option life of 8 years; interest rate of 4.1%; annual dividend yield of 2.3%; and volatility of 1.4%. Because the present values are based on estimates and assumptions, the amounts reflected in this table may not be achieved.

(2)	Incentive stock options to purchase shares of Common Stock of Baldor were granted at the composite closing price of the Common Stock on the date of grant and are 100% exercisable six months and one day following the grant date.

Aggregated Option Exercises in Last Fiscal Year

and FY-End Option Values

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($) (2)
			(Exercisable)	(Unexercisable)	(Exercisable)	(Unexercisable)
	(#)	($)
John A. McFarland	10,000	141,075	206,000	0	1,766,518	0
R. S. Boreham, Jr.	15,000	157,688	182,566	0	1,801,442	0
Ronald E. Tucker	2,000	19,720	77,099	0	692,408	0
Gene J. Hagedorn	8,000	93,380	76,433	0	747,530	0
Randal G. Waltman	8,000	74,173	39,666	0	278,630	0

(1)	Represents the difference between the option exercise price and the composite closing price of the Common Stock on the date of exercise multiplied by the number of shares acquired upon exercise.

(2)	Represents the difference between the $27.53 composite closing price of the Common Stock as reported by the New York Stock Exchange on December 31, 2004, the last trading day of fiscal year 2004, and the exercise price of the options multiplied by the number of shares of Common Stock underlying the options. The numbers shown reflect the value of options accumulated over a ten-year period.

Compensation Committee Interlocks and Insider Participation

Baldor’s Board of Directors has a Compensation Committee. The main responsibility of the Compensation Committee is to approve the salary and contingent compensation arrangements for the Named Executive Officers. The Executive Committee makes recommendations to the Board regarding salary and contingent compensation for other executive officers; however, the Board of Directors, as a whole, approves the salary and contingent compensation arrangements for other executive officers.

The Compensation Committee, in combination with the Company’s Stock Option Committee, also approves any stock options granted to the Named Executive Officers. The Stock Option Committee administers the 1987 Plan and the 1994 Plan, both Plans relating to employees. The Executive Committee administers the 1989 Plan, the 1996 Plan, and the Director Plan, all relating to non-employee directors. The 1987 Plan, the 1989 Plan, and the 1996 Plan have expired except for options outstanding.

The members of the Executive, Compensation, and Stock Option Committees, and summary descriptions of each committee, are listed in this proxy statement under the caption “Information About the Board of Directors and Committees of the Board”.

Of the directors, R. S. Boreham, Jr. and John A. McFarland were executive officers of Baldor during fiscal year 2004 and R. L. Qualls was an officer of Baldor through 2000. In fiscal year 2004, Dr. Qualls provided management consulting services for Baldor for which he was paid $72,000. These services were provided on an as-needed basis and there was no formal arrangement between Baldor and Dr. Qualls as to the terms of the consulting services. Mr. Boreham retired as Chairman of the Board effective the end of fiscal year 2004; however, Mr. Boreham continues to be an employee of the Company with an annual salary of $150,000 and a director of the Company but is not paid any director fees. There is no formal arrangement between Baldor and Mr. Boreham regarding his employment. Richard E. Jaudes, a member of the Board of Directors of the Company, is also a partner at Thompson Coburn LLP, a law firm that provides legal counsel to the Company.

Change of Control Arrangements

Pursuant to agreements under the 1987 Plan and the 1994 Plan, outstanding restricted Common Stock of Baldor acquired by an early exercise of a non-qualified stock option will fully vest and be free of restrictions without the requirement of any further act by Baldor or the shareholder in the event of a “Change of Control” of Baldor as defined in those agreements.

Board Report on Executive Compensation

Baldor applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of Baldor result from the coordinated efforts of all individuals working toward common objectives. Baldor strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

Baldor’s Officers’ Compensation Plan (the “Plan”) is objective, formula driven, and has been consistently applied since 1973. The Plan is designed to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value. The primary goals of the Plan are to ensure that total compensation is fair internally, is competitive externally, and offers performance motivation. For purposes of this report, total compensation is defined as salary plus contingent compensation. The Plan combines annual base compensation with contingent compensation, both of which are based upon the individual officer’s performance and Baldor’s performance. Baldor believes that the goals of the Plan are met by providing competitive compensation that will motivate and retain key employees.

Total compensation for all executive officers is established within the range of salaries and bonuses for persons holding similar positions at other comparably-sized manufacturing companies, utilizing independent salary survey data. The survey data is a composite of all manufacturing companies that are comparably sized based upon sales volume. The independent survey does not provide a detailed list of all participating companies; however, many of the participating companies are publicly traded, some of which are included in the Performance Graph. In general, the total compensation for all executive officers is expected to be slightly below the median for similar positions compared to the independent survey data. This is accomplished by establishing the annual base portion of compensation at the low end of the survey with the potential incentive portion being slightly above the median. This results in a greater emphasis being placed upon an individual officer’s performance and Baldor’s performance.

The total compensation individual officers may earn is subjective based upon the individual’s position, experience, and ability to affect Baldor’s performance. In establishing each officer’s annual base and potential contingent portion of compensation, additional consideration includes the individual’s past performance, initiative and achievement, and future potential, as well as Baldor’s performance.

The potential contingent compensation pool is based upon the sales and earnings performance of Baldor and the relative weights are 75% sales and 25% earnings. Compensation attributable to the sales component increases or decreases in relation to sales. Compensation attributable to the earnings component increases if earnings exceed a percentage of shareholders’ equity as determined by the Board of Directors and decreases if earnings are less than such amount. Each individual executive officer’s participation in the potential contingent compensation pool is determined as described above and is assigned such that if Baldor achieves its sales and earnings objectives, the salary and contingent compensation combined will be competitive with the industry and will remain consistent with Baldor’s philosophy and the Plan. The outcome of Baldor’s sales and earnings for fiscal year 2004 resulted in actual bonuses equaling 42% to 52% of total compensation for the Named Executive Officers.

Baldor also maintains stock option plans to provide additional incentives to executive officers and other employees to work to maximize shareholder value. The Stock Option Committee has granted incentive options to purchase shares of Common Stock of Baldor (at the composite closing price of the Common Stock on the date of grant) to executive officers and other employees. Grants were made in fiscal year 2004 to Named Executive Officers and other employees to continue to encourage long-term growth and profitability. Historically, non-qualified options to purchase shares of restricted stock (at 50% of the composite closing price of the Common Stock on the date of grant) have been granted to executive officers and other employees; however, during fiscal year 2004, no non-qualified options were granted. The number and type of options granted to each executive officer is subjective based upon individual performance, future potential, and ability to affect Baldor’s performance.

The factors considered in determining the compensation package for the Chief Executive Officer (“CEO”) for fiscal year 2004 were the same as those described above for executive officers. The total compensation for the CEO is considerably below the median of comparably sized manufacturing companies. This median was obtained from independent salary survey data that was utilized in the same manner for all executive officers. With 50% of the compensation at risk available in the form of performance contingent compensation, the CEO’s total compensation was competitive, reflected the increase in responsibilities and experience, and was reflective of Baldor’s performance. In fiscal year 2004, the CEO’s contingent compensation increased 24% as a result of Baldor’s performance.

Total stock option grants to the CEO represented 10.6% of the total shares granted to employees and included incentive stock options to purchase 26,000 shares of Common Stock. The number of options granted was subjective based upon the CEO’s ability to affect Baldor’s performance as well as individual performance and future potential.

Baldor’s Board of Directors, as a whole, determines the compensation of the Company’s executive officers except for the Named Executive Officers. The Compensation Committee of the Board of Directors is solely responsible for the evaluation and approval of the compensation for the Named Executive Officers. The Stock Option Committee of the Board of Directors is solely responsible for all employee equity programs, including stock option grants made to executive officers. However, stock option grants made by the Stock Option Committee to the Named Executive Officers are also approved by the Compensation Committee before they become effectively granted. The Board of Directors, as a whole, and the Board’s Executive Committee, Compensation Committee, and Stock Option Committee, as appropriate, reviewed the executive compensation policies in regards to Section 162(m) of the Internal Revenue Code of 1986, as amended, pertaining to Baldor’s $1,000,000 deductibility limitation for applicable compensation paid to Named Executive Officers. In fiscal year 2004, the deductibility of Baldor’s executive compensation was not affected by the limitation under Section 162(m).

BOARD OF DIRECTORS

John A. McFarland – Chairman

Jefferson W. Asher, Jr.

Merlin J. Augustine, Jr.

R. S. Boreham, Jr.

Richard E. Jaudes

Robert J. Messey

Robert L. Proost

R. L. Qualls

Barry K. Rogstad

Compensation Committee

R. L. Qualls – Chairman

Robert J. Messey

Barry K. Rogstad

Stock Option Committee

Jefferson W. Asher, Jr. – Chairman

Merlin J. Augustine, Jr.

R. L. Qualls

Performance Graph

Comparison of Five-Year Cumulative Total Return

Among Baldor Electric Company, the S&P 500 Index, and the

Dow Jones US Electrical Components & Equipment Group Index

Assumes $100 invested at year-end 1999 in

Baldor Electric Company, the S&P 500 Index, and the

Dow Jones US Electrical Components & Equipment Group Index

		Compound Annual Growth Rate
Baldor	$172	11.4%
S&P 500	$89	-2.3%
DJ ELQ	$43	-15.4%

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Baldor oversees Baldor’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee makes the following statements:

•	The Audit Committee is governed by a formal written charter;

•	The Audit Committee is comprised of directors that Baldor’s Board of Directors has determined to be “independent” and has at least one member that meets the requirement of an “audit committee financial expert” (1);

•	The Audit Committee has reviewed and discussed the annual audited financial statements with management;

•	The Audit Committee has discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees;

•	The Audit Committee has received from the independent auditors the required written communication and discussed with them their independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

•	The Audit Committee has considered the compatibility of non-audit services with the auditors’ independence; and

•	The Audit Committee, based on the above reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in Baldor’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

(1)	A detailed determination of member independency and financial expertise is included in this Proxy Statement under the sub-caption “Statement of Audit Committee Member Independence and Financial Expertise”.

Audit Committee
Robert J. Messey – Chairman
Robert L. Proost
Barry K. Rogstad

Statement of Audit Committee Member Independence and Financial Expertise

Baldor’s Board of Directors, as a whole, strongly believes that the Audit Committee and its function are extremely important to the integrity of Baldor. All members of this Committee are appointed, in substantial part, because they are financially astute, having the experience, education, and ability to read and understand financial information and regulations. The independence of each member of the Audit Committee is critically reviewed for the following requirements:

•	There is not, and has not been in the last five years, any known family relationship between any member of the Audit Committee and any other member of the Board of Directors or any employee of Baldor.

•	No member of the Audit Committee accepts compensation from Baldor other than for board service and committee membership service.

•	Members of the Audit Committee are appointed because of their qualifications of being “financially literate” and knowledgeable of securities regulations.

The current members of Baldor’s Audit Committee are listed below:

Robert J. Messey – Chairman
Robert L. Proost
Barry K. Rogstad

Baldor’s Board of Directors has paid close attention to the independency of the members of Baldor’s Audit Committee. Based on the facts including those mentioned above, the Board of Directors has determined that each member of the Audit Committee named above:

1.	has no relationship which would interfere with the exercise of independent judgment as an Audit Committee member;

2.	provides services and qualifications that are in the best interests of Baldor and its shareholders;

3.	is “independent” so that the member’s participation on Baldor’s Audit Committee complies with the requirements of the Sarbanes-Oxley Act of 2002 and Section 3.03 of the Listed Company Manual of the New York Stock Exchange; and

4.	has been determined to be an “audit committee financial expert” having met the requirements of such designation as required by the Sarbanes-Oxley Act of 2002 and similar requirements of Section 3.03 of the Listed Company Manual of the New York Stock Exchange.

BOARD OF DIRECTORS

John A. McFarland – Chairman
Jefferson W. Asher, Jr.	Robert J. Messey
Merlin J. Augustine, Jr.	Robert L. Proost
R. S. Boreham, Jr.	R. L. Qualls
Richard E. Jaudes	Barry K. Rogstad

INDEPENDENT AUDITORS

Baldor is presently utilizing the services of Ernst & Young LLP, an independent registered public accounting firm which has been Baldor’s independent auditor since 1972. The Audit Committee will consider the reappointment of Ernst & Young LLP as Baldor’s independent auditor for the fiscal year ending December 31, 2005, at Baldor’s next regular Audit Committee meeting in April. Representatives of Ernst & Young LLP will be present at the 2005 Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Audit Committee considered whether the provision of non-audit services by its auditors is compatible with maintaining its auditor’s independence. Under its Charter, the Audit Committee:

1.	shall pre-approve all audit and non-audit services provided by the independent auditors, or any other audit firm, and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation; and

2.	may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

The Audit Committee pre-approved all Audit Related and Tax services provided to Baldor by its independent auditor in 2004. A summary of the fees associated with the services performed by Ernst & Young LLP for fiscal years 2004 and 2003 follows. Audit fees include fees related to: (a) the annual audit of the consolidated financial statements and reviews of the financial statements included in quarterly reports on Form 10-Q ($220,000 for 2004 and $190,000 for 2003), (b) Sarbanes-Oxley Act Section 404 Attestations ($400,000 for 2004 and $0 for 2003), and (c) statutory audits required for foreign affiliates ($100,800 for 2004 and $95,150 for 2003). Audit-related fees principally include agreed upon procedures. Tax fees include: (a) U.S. tax planning ($35,000 for 2004 and $75,000 for 2003), and (b) tax compliance for foreign affiliates ($10,495 for 2004 and $0 for 2003).

Type of Fee	2004 Fees	2003 Fees
Audit	$720,800	$285,150
Audit-Related	$66,800	$10,400
Tax	$45,495	$75,000
All Other	$0	$0

CODE OF ETHICS

The Board of Directors has adopted: 1) a Code of Ethics for Certain Executives that applies specifically to the Baldor’s chief executive officer, chief financial officer, and treasurer; and 2) a Code of Ethics and Business Conduct that applies to all Baldor associates including directors, officers, employees, and affiliates. Both of these Codes are available for viewing on Baldor’s website at www.baldor.com and are available in print to any shareholder who requests it. Any amendments to, or waivers from, the Code of Ethics for Certain Executives will also be posted on Baldor’s website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review, all of Baldor’s reporting persons complied with all filing requirements applicable to them with respect to transactions during fiscal year 2004.

SHAREHOLDER PROPOSALS and NOMINATIONS

Baldor has a Nominating Committee comprised of three independent directors, determined pursuant to the rules of the New York Stock Exchange (see additional in this Proxy Statement under the caption “Information About the Board of Directors and Committees of the Board”).

Any shareholder of Baldor eligible to vote in an election may make shareholder proposals and nominations for the 2006 Annual Meeting. In order to be considered for inclusion in the 2006 Proxy Statement and considered at the 2006 Annual Meeting to be held in 2006, all shareholder proposals, nominations, and notifications must: (1) comply with Baldor’s Bylaws, as amended, and (2) be appropriately received by the Secretary of Baldor on or after September 18, 2005, and on or before November 17, 2005.

The Nominating Committee of Baldor’s Board of Directors will consider candidates for Board membership proposed by shareholders who have complied with these procedures. The Nominating Committee evaluates all nominees, including current directors who may be up for re-election, based on several different professional criteria. This criteria includes knowledge of business, industry, and economic environment, educational background, professional experience, and willingness and availability to serve as a director of the Company. The Committee also considers the make-up of the Board of Directors as a whole in terms of the professional diversity represented by various occupations. Nominations recommended by the Nominating Committee to the Board of Directors are made based on professional criteria.

COMMUNICATIONS TO THE

BOARD OF DIRECTORS

Baldor’s non-management directors meet at various times throughout the year. The Presiding Director of these meetings is determined annually by the non-management directors on a rotating basis. Director R. L. Qualls is currently the Presiding Director. Shareholders may communicate directly with Baldor’s Board of Directors or non-management directors directly by submitting correspondence or contacting Ed Ralston, Baldor’s Director of Audit Services. All communications received will be forwarded to the appropriate Directors.

Attn:	Ed Ralston	Baldor Electric Company
	Director – Audit Services	P O Box 2400
Phone:	479-646-4711	5711 R S Boreham Jr St
Fax:	479-648-5752	Fort Smith AR 72902

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the meeting by the Board of Directors or by shareholders who have requested inclusion of proposals in the Proxy Statement. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

March 17, 2005

FRONT OF PROXY CARD

Continental Stock Transfer & Trust Company

is the transfer agent for Baldor Electric Company.

Access to your Baldor shareholder account information and

other shareholder services are available on the Internet at

www.continentalstock.com

To access this service, visit the website above.

You will be asked for your 4 digit Personal Identification Number (PIN).

If you do not know your PIN, or need assistance with Internet access or any other shareholder service,

please contact Continental at 1-800-509-5586.

Ú	FOLD AND DETACH HERE AND READ THE REVERSE SIDE	Ú

[ LOGO ]

COMMON STOCK	COMMON STOCK

BALDOR ELECTRIC COMPANY

Proxy Solicited on Behalf of the Board of Directors

for Annual Meeting of Shareholders on April 16, 2005

The undersigned hereby appoints John A. McFarland and R. S. Boreham, Jr., and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of Baldor Electric Company, to be held at the Fort Smith Convention Center located at 800 Rogers Avenue, Fort Smith, Arkansas, on Saturday, April 16, 2005, at 10:30 a.m., local time, and all adjournments thereof, and to vote, as indicated on the reverse side of this proxy card, the shares of Common Stock of Baldor Electric Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and all adjournments thereof.

If no direction is made, this proxy will be voted FOR the election of directors.

PLEASE VOTE YOUR SHARES PROMPTLY USING THE INTERNET, MAIL, OR TELEPHONE.

ADDRESS CHANGES OR COMMENTS?

(Continued, and to be marked, dated and signed, on the other side)

BACK OF PROXY CARD

VOTE BY TELEPHONE OR INTERNET

[ TELEPHONE GRAPHIC ]                     [ COMPUTER GRAPHIC ]

QUICK * * * EASY * * * IMMEDIATE

BALDOR ELECTRIC COMPANY

Voting by telephone or Internet is quick, easy and immediate. As a Baldor Electric Company shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 12:00 noon CST on April 14, 2005.

To Vote by Internet

www.continentalstock.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote by Phone

1-866-894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote by Mail

Mark, sign and date your proxy card below, detach it, and return it in the postage-paid envelope provided.

Ú	FOLD AND DETACH HERE AND READ THE REVERSE SIDE	Ú

Proxy by Mail	Please mark your votes like this ☒

BALDOR ELECTRIC COMPANY	COMMON STOCK

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. Election of Directors	For ☐	Withhold ☐	Mark the box to the right if you plan to attend the Annual Meeting on April 16, 2005.	☐

To withhold authority (to vote for any individual nominee, strike a line through that nominee’s name in the list below)			Mark the box to the right if you have noted an address change or made comments on the other side of this card.	☐

Nominees: Jefferson W. Asher, Jr. Richard E. Jaudes Robert J. Messey

COMPANY ID: PROXY NUMBER:

Please be sure to sign and date this Proxy Card.			ACCOUNT NUMBER:

Signature                                                                               Signature                                                       Date

Please sign exactly as your name(s) appear(s) hereon. When signing as Attorney, Executor, Trustee, Guardian, or Officer of a Corporation, please give title as such. For joint accounts, all named holders should sign. If you receive more than one proxy card, please follow the instructions indicated on each card.

FRONT OF DIRECTION CARD

AMVESCAP

National Trust Company

is the trustee for

The Baldor Electric Company Employees’ Profit Sharing and Savings Plan.

Access to your Baldor investment elections

are available on the Internet at

www.AmvescapRetirement.com

To access this service, visit the website above.

You will be asked for your Social Security Number and your 4 digit Personal

Identification Number (PIN).

If you do not know your PIN, please call AMVESCAP at 1-800-881-8520 as soon as possible to request a new PIN.

AMVESCAP will mail a new PIN directly to your home.

Ú	FOLD AND DETACH HERE AND READ THE REVERSE SIDE	Ú

[ LOGO ]

PROFIT SHARING AND SAVINGS PLAN	PROFIT SHARING AND SAVINGS PLAN
BALDOR ELECTRIC COMPANY
Annual Meeting of Shareholders on April 16, 2005

The undersigned, a participant in the Baldor Electric Company Employees’ Profit Sharing and Savings Plan (the “Plan”), hereby directs AMVESCAP National Trust Company, as Trustee (the “Trustee”) of the Plan Trust (the “Trust”), at the Annual Meeting of Shareholders of Baldor Electric Company, to be held at the Fort Smith Convention Center located at 800 Rogers Avenue, Fort Smith, Arkansas, on Saturday, April 16, 2005, at 10:30 a.m., local time, and all adjournments thereof, to vote, as indicated on the reverse side of this direction card, the shares of Common Stock of Baldor Electric Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting. This direction card, when properly executed, will be voted in the manner directed herein by the undersigned participant. As Trustee, you are authorized to vote the shares of the undersigned upon such other business as may properly come before the meeting and all adjournments thereof.

If no direction is made, voting will be controlled by the terms of the Plan and the Trust.

In order for the Trustee to vote the shares of the Plan, your voting direction must be received no later than 12:00 noon, local time (CST), on April 14, 2005.

PLEASE VOTE YOUR SHARES PROMPTLY USING THE INTERNET, MAIL, OR TELEPHONE.

ADDRESS CHANGES OR COMMENTS?

(Continued, and to be marked, dated and signed, on the other side)

BACK OF DIRECTION CARD

VOTE BY TELEPHONE OR INTERNET

[ TELEPHONE GRAPHIC ]                     [ COMPUTER GRAPHIC ]

QUICK * * * EASY * * * IMMEDIATE

BALDOR ELECTRIC COMPANY

Voting by telephone or Internet is quick, easy and immediate. As a Baldor Electric Company shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the direction card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the direction card. Votes submitted electronically over the Internet or by telephone must be received by 12:00 noon CST on April 14, 2005.

To Vote by Internet

www.continentalstock.com

Have your direction card available when you access the above website. Follow the prompts to vote your shares.

To Vote by Phone

1-866-894-0537

Use any touch-tone telephone to vote. Have your direction card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote by Mail

Mark, sign and date your direction card below, detach it and return it in the postage-paid envelope provided.

Ú	FOLD AND DETACH HERE AND READ THE REVERSE SIDE	Ú

Proxy by Mail	Please mark your votes like this ☒

BALDOR ELECTRIC COMPANY	PROFIT SHARING AND SAVINGS PLAN

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, VOTING WILL BE CONTROLLED BY THE TERMS OF THE PLAN AND THE TRUST.

1. Election of Directors	For ☐	Withhold ☐	Mark the box to the right if you plan to attend the Annual Meeting on April 16, 2005.	☐

To withhold authority (to vote for any individual nominee, strike a line through that nominee’s name in the list below)			Mark the box to the right if you have noted an address change or made comments on the other side of this card.	☐

Nominees: Jefferson W. Asher, Jr. Richard E. Jaudes Robert J. Messey

COMPANY ID: PROXY NUMBER:

Please be sure to sign and date this Proxy Card.			ACCOUNT NUMBER:

Signature                                                                               Signature                                                       Date

Please sign exactly as your name(s) appear(s) hereon. When signing as Attorney, Executor, Trustee, Guardian, or Officer of a Corporation, please give title as such. For joint accounts, all named holders should sign. If you receive more than one proxy card, please follow the instructions indicated on each card.